CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the references to our firm in the Post-Effective Amendment No. 98 to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated April 21, 2000 on the financial statements and financial highlights of the James.C. Edwards Equity Masters Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2000 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                               /s/ Tait, Weller & Baker

                                               TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 19, 2000